Exhibit 23.1

GZTY CPA GROUP, LLC

CONSENT OF INDEPENDENT ACCOUNTANTS

December 30, 2013

Board of Directors

Stalar 5, Inc.

317 Madison Avenue, Suite 1520

New York, New York, 10017

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Registered Public Accounting Firm of Stalar 5, Inc. dated December 21, 2013 in this Form 10-K for the fiscal year ended September 30, 2013 contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

/s/ GZTY CPA GROUP LLC

GZTY CPA GROUP LLC

52 Bridge Street

Metuchen, NJ 08840

732.662.4062

732.662.3504 (Fax)

cpa@gztycpa.com